As filed with the Securities and Exchange Commission on May 15, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3661438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

2006 Long-Term Equity Incentive Plan

(Full title of the plan)

Sudhakar Kesavan

Chairman & Chief Executive Officer

ICF INTERNATIONAL, INC.

9300 Lee Highway

Fairfax, Virginia 22031

(Name and address of agent for service)

(703) 934-3000

(Telephone number, including area code, of agent for service)

Large accelerated filer  ☐    Accelerated filer  ☒     Non-accelerated filer  ☐    Smaller reporting company  ☐

                        (Do not check if smaller reporting company)

Copy to:

James J. Maiwurm, Esq.

Squire, Sanders & Dempsey L.L.P.

8000 Towers Crescent Drive, Suite 1400

Tysons Corner, Virginia 22182

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered[1]		Proposed Maximum Offering Price per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
2006 Long-Term Equity Incentive Plan
Common Stock, par value $0.001 per share	217,973	[3]	$17.34	$3,779,652	$148.54

[1]

Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

[2]	Computed in accordance with Rule 457(h) and 457(c), based on the average of the high and low prices of Registrant’s Common Stock on May 13, 2008 as reported on The Nasdaq Global Select Market.
[3]	Consists of additional shares authorized as of January 1, 2008 under the evergreen provision of the 2006 Long-Term Equity Incentive Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by ICF International, Inc. (the “Company” or the “Registrant”) for the purpose of registering additional securities under the 2006 Long-Term Equity Incentive Plan of the Registrant (the “Plan”), which are the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-137975) relating to the Plan, and the contents of such Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

The number of shares of common stock of the Registrant available for issuance under the Plan is subject to an automatic annual increase by an amount equal to three percent (3%), or a lesser amount as determined by the Board of Directors, of the number of shares of the Registrant’s common stock outstanding as of each January 1 of the particular year (the “evergreen provision”). For 2008, the Board of Directors has authorized an increase by an amount equal to one and one-half percent (1.5%) of the number of shares of the Registrant’s common stock outstanding as of January 1, 2008. This Registration Statement registers the 217,973 additional shares of common stock available for issuance pursuant to the evergreen provision for fiscal year 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the United States Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which includes audited financial statements for the Registrant’s latest fiscal year.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the audited financial statements described in (a) above.

(c) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed with the Commission on September 25, 2006 (File No. 001-33045) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Note	Exhibit
4.0	[1]	2006 Long-Term Equity Incentive Plan

5.1		Opinion of Squire, Sanders & Dempsey L.L.P.

23.1		Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1)

23.2		Consent of Grant Thornton LLP

24.0		Power of Attorney (see signature page)

[1]	Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-134018) and amendments thereto, declared effective September 27, 2006 (the “Form S-1”).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Virginia, on May 15, 2008.

ICF INTERNATIONAL, INC.

By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan,
Chairman, President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sudhakar Kesavan and Alan Stewart, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on May 15, 2008 and in the capacities indicated.

Signature	Title
/s/ Sudhakar Kesavan Sudhakar Kesavan	Chairman, President & Chief Executive Officer (Principal Executive Officer)

/s/ Alan Stewart Alan Stewart	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ Eileen O’Shea Auen Eileen O’Shea Auen	Director

/s/ Edward H. Bersoff Dr. Edward H. Bersoff	Director

/s/ Srikant M. Datar Dr. Srikant M. Datar	Director

/s/ Richard M. Feldt Richard M. Feldt	Director

/s/ Joel R. Jacks Joel R. Jacks	Director

/s/ David C. Lucien	Director
David C. Lucien

/s/ Peter M. Schulte	Director
Peter M. Schulte

EXHIBIT INDEX

Exhibit Number	Note	Exhibit
4.0	[1]	2006 Long-Term Equity Incentive Plan

5.1		Opinion of Squire, Sanders & Dempsey L.L.P.

23.1		Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1)

23.2		Consent of Grant Thornton LLP

24.0		Power of Attorney (see signature page)

[1]	Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-134018) and amendments thereto, declared effective September 27, 2006 (the “Form S-1”).